UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

LOCATEPLUS HOLDINGS CORP
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

___________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:

___________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:

___________________________________________________________________
(5)	Total fee paid:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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Dear  LocatePLUS  Holdings  Corporation  shareholder:

We are communicating with you at this time to obtain your Written Consent  (a) to increase our authorized shares by adding a new authorization of Preferred Shares and  (b) to authorize action by our officers to carry out the foregoing task. The purpose of this authorization is to enable us to complete successfully an agreed-upon exchange of approximately  $1,817,828 of Convertible Debentures owned by Dutchess Private Equities Fund, Ltd. into 72,000 shares of new Series A Preferred Stock, thus reducing our interest expense.

There will be no corresponding increase in our authorized Common Stock which will remain at 50,000,000 shares.

This proposal requires the written consent of holders of a majority of the Company's  Common  Stock  before  it  can  be  implemented.

The  Board  and  I  feel  it is in the best interest of our shareholders to  increase  the  authorized  shares as described above.

Enclosed  with  this  communication  as  Appendix  B  is  a Written Consent of a Majority  of  Shareholders  to the proposals. We recommend that you sign this  Consent  and  return  it  to  us.

YOUR  CONSENT IS IMPORTANT, AND WE ENCOURAGE YOU TO SEND IN YOUR CONSENT AS SOON AS  POSSIBLE.

I urge you to read the enclosed Statement carefully, and to grant your consent on each of the matters by signing and returning the Written Consent in  the  envelope  provided.

If  you have any questions, we can be reached through the Company's main number, (978)  921-2727.

Best  regards,

Christian Williamson                                     Geofffrey Lee
Chairman                                                         Interim Chief Executive Officer

Beverly, Massachusetts
November  19, 2009

* * *

GENERAL INFORMATION ABOUT THE WRITTEN CONSENT

A copy of this Statement must be furnished to each shareholder of record as of October 8, 2009 ( the “Record Date”) in order to for Proposal Nos. 1, and 2 described below to be approved by the shareholders.  The Board of Directors has already approved each of the Proposals. The Board of Directors is soliciting Written Consents of a Majority of Shareholders in the form enclosed as Appendix B to this Statement (a "Written Consent") from the shareholders of the Company. Under Delaware law and applicable securities laws if these procedures are observed it is not necessary to hold a meeting of shareholders to approve the Proposals. Written Consents must be obtained from shareholders holding fifty one percent (51%) or more of the Common Stock of the Company

This Statement  is  dated November 19,  2009  and  was  first furnished to our shareholders  on  that  date.

WHY  ARE  YOU  RECEIVING  THE STATEMENT?

We  are  providing the Statement to you because the Company's Board of Directors is  soliciting  holders  of  the  Company's  Common  Stock  to  provide  Written Consents.  The  Company’s  records  indicate  that  you  were  a  holder  of shares  of the Common Stock of the Company  as  of  the  close  of  business  on the Record  Date.

WHO  IS  ENTITLED  TO  CONSENT?

Only  shareholders  of  record  at  the  close  of  business on the Record Date are  entitled  to consent.  All shareholders are entitled to consent with respect to both Proposals. As of  the Record Date, 49,993,987 shares of  Common  Stock  were  issued  and  outstanding,  and  held  by 439 holders of record.  Each  share  of  Common  Stock  is  entitled  one  vote per  share.

HOW  CAN  YOU  CONSENT?

You  can  sign  and  return  your  Written Consent to us. If you sign and return your Consent  but no indication is given as  to  how  to  vote your shares as to the  Proposals,  your shares will be voted "FOR"  the  Proposals. if your shares are  held  in the name of your broker,  bank  or  other nominee, you must obtain and  send  back to us a SIGNED Written Consent from your nominee on your behalf.

WHAT  CONSENT  IS  REQUIRED  TO  APPROVE  THE  PROPOSALS?

The  affirmative  vote  of  a  majority  of  the outstanding Common Stock of the Company  is  required  to  approve  each  of  the  Proposals.  Brokers  holding shares  in  their  name  will  not  be  permitted  to  consent to  the Proposals without  instruction  from  the  beneficial  owner  of  the  shares.

ARE  THERE  ANY  DISSENTER'S  RIGHTS  OF  APPRAISAL?

No.  Under  applicable  provisions  of the Delaware General Corporation Law, the matters  outlined  in  the  Proposals  do  not  give  rise  to  dissenters' rights of appraisal, whether or not shareholders approve of or disapprove of the matters  being  presented.

WHO  IS  SOLICITING  THE  CONSENT?

The  Board  of  Directors  of  the  Company  is  soliciting  your  Consent.  The Company  will  bear  the  entire  cost  of  preparing,  assembling, printing and mailing  this Statement,  the enclosed Written Consent  and any additional material which  may be furnished to shareholders.  Further solicitation of Written Consents may be made  by  telephone or other communication.  Brokers, custodians and fiduciaries in  whose  names  Common  Stock  is  held  will  be requested  to forward soliciting  material  to the beneficial owners of such stock and the Company will reimburse them for this service. The Company may retain the services of a solicitor if such services are deemed necessary.  If necessary, the cost of such soliciting  services  should  not  exceed $10,000.00

CAN  SHAREHOLDERS  TAKE  ACTION  ON  MATTERS  OTHER  THAN THOSE SET FORTH IN THE STATEMENT  AND  WRITTEN  CONSENT?

No, the Written Consent covers only the Proposals. Any other shareholder consent or action must be taken by other means

WHAT  IS  THE  BOARD'S  RECOMMENDATION  REGARDING THE PROPOSALS INCLUDED IN THIS STATEMENT?

The  Board  recommends  that you  APPROVE the Proposals and sign and send in the Written  Consent.

WHAT IF I DON'T CONSENT?

You  do not need to send anything. The Proposals will be adopted only if Written Consents from a majority of the Common Stock are received by the Company. If not enough  Written  Consents  are  received  the  Proposals will not be approved or implemented.

SPECIAL NOTE

IF  TWO OR MORE SHAREHOLDERS SHARE AN ADDRESS, WE MAY SEND A SINGLE COPY OF THIS STATEMENT  AND  OTHER SOLICITING MATERIALS TO THE SHARED ADDRESS, UNLESS WE HAVE RECEIVED  CONTRARY INSTRUCTIONS FROM ONE OR MORE OF THE SHAREHOLDERS SHARING THE
ADDRESS.  IF  A  SINGLE  COPY HAS BEEN SENT TO MULTIPLE SHAREHOLDERS AT A SHARED ADDRESS,  WE  WILL  DELIVER  A  SEPARATE WRITTEN STATEMENT  FOR EACH STOCKHOLDER ENTITLED  TO  VOTE.  ADDITIONALLY,  WE  WILL  SEND  AN  ADDITIONAL  COPY OF THIS STATEMENT  AND  ANY  OTHER  SOLICITING  MATERIALS  PROMPTLY UPON ORAL OR WRITTEN REQUEST  TO  MR.  GEOFFREY LEE  BY  ANY  STOCKHOLDER.

FORWARD-LOOKING STATEMENTS

THIS STATEMENT CONTAINS "FORWARD-LOOKING STATEMENTS"  WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT INFORMATION AND EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE BUT ARE NOT LIMITED TO, OUR ABILITY TO RECEIVE APPROVAL FROM OUR SHAREHOLDERS CONCERNING THE PROPOSALS PRESENTED HEREIN, UNCERTAINTIES RELATING TO OUR ABILITY TO SUCCESSFULLY COMPETE IN OUR INDUSTRY, UNCERTAINTIES REGARDING OUR ABILITY TO OBTAIN FINANCIAL AND OTHER RESOURCES FOR OUR PRODUCT DEVELOPMENT AND COMMERCIAL ACTIVITIES, AND UNCERTAINTIES RELATING TO PRIVACY REGULATIONS. THESE FACTORS, AND  OTHERS,  ARE  DISCUSSED FROM TIME TO TIME IN THE CORPORATION'S FILINGS WITH THE  SECURITIES  AND EXCHANGE COMMISSION. YOU SHOULD NOT PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. WE  UNDERTAKE  NO  OBLIGATION TO PUBLICLY UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS  OR  CIRCUMSTANCES AFTER THE DATE THEY ARE MADE.
FURTHER DISCUSSION OF RISK FACTORS IS ALSO AVAILABLE IN OUR QUARTERLY AND ANNUAL REPORTS  AND  OUR REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except  as  otherwise  disclosed  herein,  none  of  our  directors or executive officers,  and no associate or  affiliate  of  any  of  the  foregoing persons has any substantial interest, direct or indirect, including ownership of shares or otherwise, other than as disclosed in this Proxy Statement, in any matter to be  acted  upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As  of  the  close  of business on the October 8, 2009, there were 49,993,987 shares  of  Common  Stock  issued  and outstanding.  2,471,067 issued shares,options, warrants, and convertible shares were owned by officers,directors  and  over  5%  shareholders.

The following table sets forth certain information known to us with respect to  the  beneficial ownership of our Common Stock as of the close of business on the October 8, 2009,  by:

   -Each  of  our  directors;
           -Each  of  our  executive  officers;
           -Each person known to us to beneficially own more than 5% of either class of our common  stock;  and
           -All  of  our  directors  and  executive  officers  as  a  group.

Beneficial  ownership  is  determined  in  accordance  with  the  rules  of  the Securities  and  Exchange  Commission.  In  computing  the  number  of  shares beneficially  owned  by a person and the percentage of ownership of that person, shares  of  common stock underlying options or warrants held by that person that are  currently  exercisable or will become exercisable within 60 days of the Record Date  are  deemed outstanding, while such shares are not deemed outstanding for  computing  percentage  ownership  of  any  other person.  To our knowledge, except  as indicated in the footnotes to this table, each shareholder identified in  the  table  possesses  sole  voting and investment power with respect to all shares  shown  as beneficially owned by such shareholder.  Each of our directors and  executive  officers  can  be  contacted at 100 Cummings Center, Suite 235M, Beverly,  Massachusetts  01915.

BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS

Directors
Christian Williamson	1,508,880	3.0%
Derrick Spatorico	1,341,753	2.7%
Bart Valdez	605,005	1.2%
Richard Pyle	57,182	*

Officers
Geoffrey Lee	300,000	*

5% or More Shareholders
James Fields	19,866,461	39.74%

All Directors and Executive Officers
as a group (5 persons)	3,812,820	7.6%

* Less than one percent of outstanding shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On  June  17,  2002,  the Board of Directors adopted our Interested Parties Transaction  Policy,  pursuant  to  which  the  Company  will not enter into any agreement,  arrangement  or  understanding  with any director, officer, or 5% or greater  shareholder  of  unless (i) the terms of such agreement, arrangement or understanding  are  consistent  with  the  terms  of  equivalent  agreements  or arrangements  that  the  Company  could  obtain from third parties; and (ii) the agreement,  arrangement  or  understanding  is  fair  to  the  Company.

THIS  STATEMENT  CONTAINS  IMPORTANT  INFORMATION  THAT SHOULD BE READ CAREFULLY BEFORE  ANY  DECISIONS  ARE MADE WITH RESPECT TO THE PROPOSALS CONTAINED HEREIN. YOU  ARE  STRONGLY  URGED  TO READ THIS STATEMENT IN ITS ENTIRETY AS WELL AS THE APPENDIX  AND  THE  DOCUMENTS  INCORPORATED  BY  REFERENCE  IN  THIS  STATEMENT.

                                 PROPOSAL NO. 1

     TO AMEND THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY AN ADDITIONAL 1,000,000 SHARES OF PREFERRED STOCK

The  Board  of  Directors  proposes  to  amend  the Company's Second Amended and Restated  Certificate  of  Incorporation  to  increase  the number of authorized shares  of  the  Company's  Common  Stock  by adding an additional one million (1,000,000) shares of Preferred Stock (the  "Share  Increase").  This  proposal will become effective when (a) shareholders  of  record holding a majority of the 49,993,987 outstanding shares of  Common  Stock  on  the  Record  Date, October 8, 2009  have signed Written Consents  to  the  amendment  and  (b)  the  Company  has filed a Certificate of Amendment  with  the  Secretary  of  State  of the State of Delaware in the form attached  as  Appendix  A to  this  Statement.

The Company does not request an increase in the 50,000,000 currently authorized shares of Common Stock.

REASONS  TO  INCREASE  THE  NUMBER OF AUTHORIZED SHARES BY AN ADDITIONAL 1,000,000 SHARES OF PREFERRED STOCK

We  recommend  an  increase  in  the number of authorized shares by 1,000,000 shares of Preferred Stock because  the  Company  is  in  default  on approximately $1,817,828 of its debt to Dutchess Private Equities Fund, Ltd. (“Dutchess”).  One remedy available to the holder of this debt is to commence litigation to obtain a judgment against the Company, triggering foreclosure  and other proceedings by the Company’s other creditors. The  Company  wishes to avoid this result and has negotiated an agreement with Dutchess under which Dutchess will convert this debt into 72,000 shares of a new issue of Preferred Stock. The  Company  currently  does  not  have  any Preferred Stock authorized for issuance and needs the assent of a majority of its Common Stock to amend its Certificate of Incorporation to complete the transaction.

On December 29, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, L.P.  Pursuant to that Investment Agreement, we received proceeds of $1,500,000 by issuing a note payable convertible into 300,000 shares of Common Stock at $5.00 per share and 200,000 founders shares and Common Stock purchase warrant for 750,000 shares with an exercise price of $5.00 per share.  We also entered into an agreement where we may, at our discretion, periodically “put” or require Dutchess to purchase shares of our Common Stock.  The aggregate amount that Dutchess is obligated to pay for our shares will not exceed $10.0 million.  For each share of  Common Stock purchased under the Investment Agreement, Dutchess will pay 93% of the lowest closing bid price on the Over-the-Counter Bulletin Board (or other principal market on which our Common Stock is traded) during the ten day period immediately following the date on which we give notice to Dutchess of our intention to put such stock.  Our ability to put the shares under the Investment Agreement is conditioned upon us registering the shares of Common Stock with the Securities and Exchange Commission and satisfaction of certain other customary closing conditions.

On July 21, 2006 we issued a Debenture to Dutchess Private Equities Fund, LP, a related private equities fund and received proceeds of $750,000. The Debenture is due on July 21, 2011 and pays twelve percent (12%) interest. Interest and principal are payable at such times and under such conditions are outlined in the Debenture. The Debenture is convertible into shares of our Common Stock at the lesser of $.70 per share or 75% of the lowest closing bid price during the 20 trading days next preceding the date of conversion (collectively, the two funds “Dutchess”).  The holder may not convert if it would cause the holder to own more than 4.9% of the outstanding Common Stock of the Company.

Also in connection with the sale and issuance of the Debentures, the Company entered into a settlement agreement with Dutchess Private Equities Fund, Ltd. for the settlement of a dispute regarding the amount due under debt instruments issued by the Company to Dutchess during 2005 and 2006.  Pursuant to the terms of the Settlement, the Company immediately paid a cash amount of $1,500,000 with two additional cash payments in the amount of $300,000 each to be made on the date that (i) the Company files the Registration Statement (or, if earlier, within 45 days) and (ii) the Registration Statement is declared effective (or, if earlier, within 145 days).  The Company also issued a Note in the amount of $1,500,000 and agreed to reduce to $0.10 per share the exercise price of the warrants issued to Dutchess.  Dutchess agreed to terminate any security interest in the Company’s assets upon the Initial Payment.

Approximately $1,817,828 of the foregoing indebtedness is in default.
The  Company  currently has no plans, proposals or arrangements for the issuance of  Preferred Stock  other  than in furtherance of its agreement with Dutchess.

The 72,000 shares of new Series A Preferred Stock to be issued to Dutchess will have a par value of $1.00 per share and a $25 liquidation preference. They will pay a dividend of 1% per annum of the par value per share in cash or in Series A Preferred Stock. Holders will have a vote on any matters affecting the Series A Preferred Stock. The shares are convertible at any time into the Company’s Common Stock at 41.66 shares of Common Stock per share of Preferred Stock. The Company can force conversion of Preferred Stock not to exceed 4.99% of total Common Stock outstanding if the 10-day moving average closing price per share of the Company’s Common Stock shall exceed $.50 per share. Holders also have a right to “put” their shares to the Company at $25.00 per share, not to exceed in the aggregate for any calendar quarter $15,000 through the last 6 months of 2010, $25,000 through the last quarter of 2011 and $35,000 per quarter thereafter.

The authorization requested does not extend to the terms of the securities. These terms cannot be stated or estimated with respect to any or all of the securities to be authorized oth4er than the shares issued to Dutchess because no offering thereof is contemplated in the proximate future, and no further authorization by the security holders for the issuance thereof is to be obtained. The terms of the securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors.
Adoption  of  the  proposed  amendment  to  our  Second  Amended  and  Restated Certificate of Incorporation and the issuance of Common Stock upon conversion of any Preferred Stock with conversion features would dilute of the earnings per share and voting rights of current  shareholders. On the other hand, increasing the authorized shares would cure the default under the Dutchess indebtedness and allow Dutchess  to convert the  debt  to  equity. Failure to comply with the Dutchess Agreement could cause Dutchess to commence a  collection proceeding  against the Company which could trigger cross defaults, and a foreclosure which would entirely wipe out the existing  Common  Stock  equity.  Neither the Board not the Company can make any representations at this time as to the ultimate intentions of Dutchess however,  the Board is optimistic that if this Proposal is adopted Dutchess will go forward with the conversion and  will regard our initiative in  a  positive  light  and  will  elect not  to commence litigation.

Any increase in the authorized shares of the Company’s stock has a potential to dilute the ownership percentage and voting power of already issued shares. The ability to issue additional shares gives the Board of Directors the ability to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, which would provide an above-market premium. There are no anti-takeover mechanisms present in any of the Company’s operating documents and no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.
The Board has extensively debated the pros and cons of increasing the authorized shares.  The  Board  is  sensitive to the desire of the shareholders to preserve their  equity  position  in  a  Company  which  the  Board believes is seriously undervalued  in  the  marketplace.  The conversion of the indebtedness to Preferred Stock  upon  the  increase  in  authorized  shares  would  improve the Company's earnings  and  increase its cash flow, thus potentially allowing for an increase in  its  stock  price  and  the equity value for current shareholders. The Board believes  that  this  solution,  while  not  without  risk,  presents  an attractive alternative  available  for  preserving  the  Company  for  its  shareholders

The Board of Directors proposes that the shareholders approve the following resolution:

RESOLVED: That the stockholders of the Corporation approve an amendment to the Certificate of the Corporation to increase the authorized shares by adding a new authorization of one million (1,000,000) shares of Preferred
Stock with such terms and provisions as shall be set forth in a Certificate or Certificates of Designation adopted from time to time by the Board of Directors.

REQUIRED  VOTE

Approval  of  this  proposal requires that holders of a majority of Common Stock sign  the  Written  Consent

RECOMMENDATION

THE  BOARD  OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE SHARE INCREASE  PROPOSAL  (PROPOSAL  NO.  1).

PROPOSAL NO. 2

       THAT THE SHAREHOLDERS AUTHORIZE THE OFFICERS OF THE COMPANY TO TAKE ALL ACTIONS NECESSARY TO CARRY OUT THE FOREGOING APPROVALS

The Board of Directors proposes that the shareholders approve the following resolution:

RESOLVED: That the officers of the Corporation hereby are, and each of them singly hereby is, authorized to execute and deliver all such certificates, instruments and documents, make all such payments, make all such filings, and do all such other acts and things as in their opinion, or in the opinion of any one of them, may bnecessary or appropriate in order to carry out the intent and purposes of the foregoing resolutions.

REASON TO APPROVE THE RESOLUTION

The resolution is an enabling resolution designed to establish from a legal standpoint the authority of the officers of the Company to take the actions approved by the shareholders

REQUIRED  VOTE

Approval  of  this  proposal requires that holders of a majority of common stock sign  the Written  Consent

RECOMMENDATION

THE  BOARD  OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL  (PROPOSAL  NO.  2)

ADDITIONAL INFORMATION

Additional information about the Company may be obtained by visiting the website of the U.S. Securities and Exchange Commission, www.sec.gov. This information may be viewed and downloaded from the site free of charge. The Company will  also make additional copies of these documents available upon written request  at its  headquarters.

Copies  of  many of these documents, may be inspected without charge at the Public Reference Room maintained by the U.S. Securities  and  Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of these documents may be obtained from the Securities  and  Exchange  Commission  upon  payment  of  the  prescribed  fee. Information regarding the operation of the Public Reference Room may be obtained by  calling  the  Securities  and  Exchange  Commission  at 1-800-SEC-0330.

INCORPORATION OF DOCUMENTS BY REFERENCE

Our financial statements and management's discussion and analysis and results of operations set forth in our Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on May 14, 2009, and Form 10-Q for the period ended September 30, 2009 and as filed with the Securities and Exchange Commission on November 13, 2009, are incorporated herein by reference. These documents may be viewed and downloaded on the Commission's website, www.sec.gov.

Copies of each of these documents may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of these documents may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The Company will also make copies of these documents available upon written request at the Company's headquarters.

Appendix A

 CERTIFICATE OF AMENDMENT OF
            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LOCATEPLUS HOLDINGS CORPORATION

  LocatePLUS Holdings Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, DOES HEREBY CERTIFY:

First: That, at a meeting of the Board of Directors of the Company, the

Board  of  Directors  of  the  Company  (i)  adopted  resolutions proposing  an  amendment  to  the  Third  Amended  and  Restated
Certificate  of  Incorporation  of  the  Company to (a) increase the number of shares  authorized  for  issuance  by  the  Company by adding an additional 1,000,000 authorized shares of Preferred Stock;
(ii) declaring said amendments to be advisable; and (iii) calling  for the  submission  of  such amendments  to the shareholders of the
Company  for  consideration thereof.

Second: That, in accordance with Section 211 of the General Corporation Law of the State of Delaware, the amendment is required to be approved by holders of a majority of the outstanding capital stock of the Company required to amend said Certificate. Pursuant to said vote, Article Fourth of the Company's Third Amended and Restated Certificate of Incorporation
is hereby further amended by deleting the existing Article Fourth, and replacing it in its entirety with the following:

FOURTH: The total number of shares of all classes of

stock which the Company  shall  have authority to
issue is Fifty One Million (51,000,000) shares
consisting entirely of Fifty Million (50,000,000) shares
of Common Stock, $0.01 par value per share
(the  "Common  Stock") and one million (1,000,000)
shares of Preferred Stock, $2.50 par value per share,
with such terms and provisions as shall be set forth in
a Certificate or Certificates of Designation adopted
from time to time by the Board.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That this Certificate of Amendment of the Third Amended and
Restated Certificate of Incorporation of the Company shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said LocatePLUS Holdings Corporation has caused this Certificate of Amendment to be signed by Geoffrey Lee, its Interim Chief Executive Officer,  this ___ day of ____________, 2009

LOCATEPLUS HOLDINGS CORPORATION

By:

/s/ Geoffrey Lee
Interim Chief Executive Officer

                                                                      Appendix B

FORM OF WRITTEN CONSENT WRITTEN CONSENT
OF A MAJORITY OF SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS
OF
LOCATE PLUS HOLDINGS CORPORATION
NOVEMBER  _____, 2009

Pursuant to Sections 228 of the Delaware General Corporation Law and Section 13 of the Corporation's By-Laws, the undersigned, being a majority of the shareholders of LocatePLUS Holdings Corporation, a Delaware corporation (the "Corporation"), hereby consent to the following actions, which shall, for all purposes, constitute a written consent in lieu of special meeting of the shareholders of the Corporation

   1.  AUTHORIZATION OF INCREASE OF AUTHORIZED SHARESTO ADD 1,000,000 PREFERRED SHARES

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said
Article shall be and read as follows:

    The  total  number  of  shares  of  all  classes  of
    stock which the Company  shall  have authority to
    issue is Fifty One Million (51,000,000) shares
    consisting entirely of Fifty Million (50,000,000) shares
    of Common Stock, $0.01 par value per share
    (the  "Common  Stock") and one million (1,000,000)
    shares of Preferred Stock, $2.50 par value per share,
    with such terms and provisions as shall be set forth in
    a Certificate or Certificates of Designation adopted
    from time to time by the Board.

    2.  OMNIBUS

RESOLVED: That the officers of the Corporation hereby are, and each of them singly hereby is, authorized to execute and deliver
all such certificates, instruments and documents, make all
such payments, make all such filings, and do all such other
acts and things as in their opinion, or in the opinion of any one of them, may be necessary or appropriate in order to
carry out the intent and purposes of the foregoing resolutions.

The  undersigned further directs that this consent shall take effect immediately as  of the date first above written and shall be filed in the minute book of the Corporation  with  the  minutes  of  the  meetings  of  the  shareholders.

NOTE:  TO BE VALID, CONSENT MUST BE SIGNED BY STOCKHOLDER(S) OF RECORD

Date:_______________________     By:__________________________________

Date:_______________________     By:__________________________________

Date:_______________________     By:__________________________________

Date:_______________________     By:__________________________________

Date:_______________________     By:__________________________________

Date:_______________________     By:__________________________________